
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE JUNE 30,
1997 FORM 10-Q OF PMC CAPITAL INC. AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE
TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                             370
<SECURITIES>                                    24,268
<RECEIVABLES>                                  117,835<F1>
<ALLOWANCES>                                     (383)
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                             504
<DEPRECIATION>                                   (322)
<TOTAL-ASSETS>                                 159,457<F2>
<CURRENT-LIABILITIES>                            7,748<F3>
<BONDS>                                         77,090
<PREFERRED-MANDATORY>                            4,000<F4>
<PREFERRED>                                      3,000<F4>
<COMMON>                                        65,199
<OTHER-SE>                                         370
<TOTAL-LIABILITY-AND-EQUITY>                   159,457<F5>
<SALES>                                              0
<TOTAL-REVENUES>                                12,057<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                 2,501
<LOSS-PROVISION>                                    19
<INTEREST-EXPENSE>                               2,744
<INCOME-PRETAX>                                  6,793
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                              6,793
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     6,793
<EPS-PRIMARY>                                     0.59
<EPS-DILUTED>                                     0.59

<F1>Includes current and long term portion of all loans receivable - before reserve, interest receivable on loans and receivable for loans sold. Does not include receivable from affiliate.
<F2>Includes the following items not included above.
(i)     Interest - oly strip receivable                  $  3,058
(ii)    Restricted investments                              1,046
(iii)   Real property owned                                   305
(iv)    Due from unconsolidated subsidiaries                1,746
(v)     Deferred charges, deposits and
        other assets, net                                   1,053
(vi)    Investment in unconsolidated subsidiaries           8,229
(vii)   Servicing asset                                     1,748
                                                         --------
                                                         $ 17,185
                                                         ========
<F3>Includes the following:

(i)     Accrued interest payable                         $  1,343
(ii)    Borrower advances                                   1,303
(iii)   Dividends payable                                   3,588
(iv)    Accounts payable                                    1,514
                                                         --------
                                                         $  7,748
                                                         ========
<F4>Preferred stock of subsidiary held by SBA. See footnotes to financial statements.
<F5>Includes the following items not included above

(i)     Deferred fee revenue                             $   615
(ii)    Other liabilities                                    851
(iii)   Due to unconsolidated subsidiaries                   584
                                                         --------
                                                         $  2,050
                                                         ========
<F6>Revenues consist primarily of interest, other yield on investments, premium income and equity in income of unconsolidated subsidiaries.

